Exhibit 10.5

GROUND LEASE AGREEMENT

THIS LEASE is made the 9th day of February, 2008, to be effective upon the Effective Time and Closing as defined in the Agreement and Plan of Reorganization executed by the parties hereto simultaneously with the execution of this Ground Lease Agreement, by and between VCG Holding Corp., a Colorado corporation and VCG-DB LLC, a Texas Limited Liability Company (“VCG” or “Tenant”), and Duncan Burch (“Landlord”).

A. Landlord is the owner of the Land commonly known as 10250 Shady Trial Dallas, Texas 75220 as described in the legal description attached hereto and made a part hereof as Exhibit “A” (“Premises” or “Leased Premises”).

B. Landlord desires to lease the Premises to Tenant, and Tenant desires to take and lease the Premises from Landlord.

NOW, therefore, for and in consideration of the rents reserved hereunder and the terms and conditions hereof, Landlord hereby rents, demises, and leases to Tenant, and Tenant takes and leases from Landlord the Premises, all upon the following terms and conditions.

ARTICLE I

TERM OF LEASE AND USE OF PREMISES

1.1 Term. The term of the Lease shall commence on the Effective Time, as that term is defined in the Agreement and Plan of Reorganization executed by the parties simultaneously hereto, and shall end on the last day of the 60th month from the Effective Time.

1.2 Extended Term. Landlord shall grant the option to Tenant four 5-year options to renew this Lease. Tenant shall provide written notice of election to decline such option 180 days prior to the expiration of the initial or subsequent terms described above or this Lease shall automatically extend to the succeeding renewal period. Each option period shall be at an increased rate of 10% increase over the prior term’s rental obligation. If Tenant does not exercise timely any said option, then Tenant shall execute all documents necessary to allow another entity to have a Sexually Oriented business license issued at said location immediately upon the Termination of their lease and shall surrender its SOB license for such purpose.

1.3 Initial Rental Obligation. Tenant shall pay Fifty Thousand ($50,000.00) Dollars (net) to Landlord on the 1st day of each month and continuing thereafter on a monthly basis for the first term and each and every month during the term (“Monthly Rent”). Tenant shall pay to Landlord the pro rata portion of the rent due from the Effective Time through the last day of the month in which the Effective Time occurs, and said Monthly Rent shall thereafter be paid on a regular and continuing basis as stated in this Section. All Rent and other obligations of Tenant to Landlord shall be paid to Landlord at P.O. Box 542225 Dallas, Texas 75354 or to such place or person/entity.

Landlord directs. In order that such Rent shall be net to Landlord , Tenant shall pay all taxes insurance and expenses whatsoever related to the Premises as provided for herein.

1.4 Use of Premises. The Leased Premises shall be used and occupied as an adult entertainment facility, or adult cabaret, or for such other lawful purpose as Tenant may elect, provided at all times Tenant maintains a Specialized Certificate of Occupancy and the appropriate Sexually Oriented Business (“SOB”) license under Dallas City Code (“Dallas License”) or the equivalent to operate as an SOB adult cabaret. The Tenant shall not (i) knowingly use the premises for any illegal or unlawful purpose in a manner which threatens the operation of the business or constitutes an abatable nuisance (ii) use the premises for any purpose in violation of the Certificate of Occupancy or (iii) engage in or allow any illegal or unlawful act on the Premises. The Premises shall continuously be used as an SOB.

1.5 Compliance with the Law. In its use and occupancy of the Leased Premises, and the exercise of its rights hereunder, Tenant shall, at its sole cost and expense, promptly comply with all federal, state, county, or municipal laws, ordinances, rules, regulations, directives, orders and/or requirements (collectively “Governmental Regulations”) now in force or which may hereafter be in force with respect to the Premises due specifically to Tenant’s use and occupancy of the Premises and Tenant’s business conducted thereon. Tenant shall not permit any use of the Leased Premises which would directly or indirectly violate any such law, ordinance, regulation or direction, or which may be dangerous to any of the personal property located at the Premises. Failure to maintain the Dallas License for the Premises shall constitute an event of default. Upon such act of default the Landlord shall be entitled to recover actual damages in addition to rents due or to be paid hereunder for loss of real estate that qualified as an SOB location.

1.6 Assignment and Subletting. Tenant shall have the right to sublease all or any part of the Leased Premises subject to the terms hereof without the consent of the Landlord, so long as Tenant remains primarily liable for all terms hereof, and the Landlord shall not be required to engage in any manner with the sub-tenant or assignee. Any such sublease or assignment may not be made unless and until the Sub tenant or Assignee has reaffirmed acceptance of all terms hereof and has qualified to receive a Dallas License at the Premises.

1.7 Assignment by Landlord. Landlord shall have the right to assign this Lease, collaterally or otherwise, without Tenant’s consent; provided, however, that Landlord shall give written notice to Tenant of any proposed assignment at least thirty (30) days prior thereto. No assignment by Landlord shall alter the rights of Tenant hereunder, and all of the recitals, terms, covenants, and conditions of this Lease shall remain in full force and effect upon the assignment. Upon any assignment by Landlord, Tenant shall make rental payments to the assignee unless and until the assignee actually delivers to Tenant a written notice directing rental payments to thereafter be made to the assignor. In the event of the transfer and assignment by Landlord of its interest in the Lease and in the Premises to a person expressly assuming Landlord’s obligations under this Lease, Landlord shall remain liable hereunder unless released by the Tenant in which case Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given Tenant to Landlord to secure Tenant’s obligations hereunder may be assigned and transferred by Landlord to such successor-in-interest and Landlord will thereby be discharged of any further obligations relating thereto.

1.8 Security Deposit. Tenant agrees to deposit with Landlord the sum of Fifty Thousand ($50,000.00) Dollars, which sum shall be held by Landlord, without liability for interest, as security for the performance of Tenant’s obligations under this Lease, it being expressly understood and agreed that this security deposit is not an advance rental deposit, or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Tenant Default (hereinafter defined), Landlord may use all or part of the security deposit to pay past due rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such Tenant Default without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the security deposit to its original amount. The security deposit shall be deemed the property of Tenant and any remaining balance of such security deposit not used by the Landlord pursuant to this Lease shall be returned by Landlord to Tenant within sixty (60) days after Tenant’s obligations under the Lease have been fulfilled. Notwithstanding any terms or provisions hereof to the contrary, the Security Deposit shall be returned to Tenant in the event that Tenant terminates this Lease in accordance with its terms.

1.9 Late Charges. If Tenant fails to pay any installment of Monthly Rent on or before the fifteenth (15th) day of the calendar month, then Tenant shall pay to Landlord, in addition to the installment of Monthly Rent, five percent (5%) of such installment, as a late payment fee. Notwithstanding the foregoing, Landlord shall provide notice to Tenant if any installment of Monthly Rent is not paid on or before the fifteenth (15th) day of the calendar month.

1.10 Surrender of the Property Upon the termination of this Lease, Tenant shall quit and surrender the Project, broom clean, to Landlord, without delay and in good order, condition and repair, ordinary wear and tear excepted, free and clear of all liens and encumbrances other than Permitted Exceptions. Any personal property owned by Tenant which shall remain on the Project after the termination of this Lease and the removal of Tenant from the Project, may, at the option of Landlord, be deemed to have been abandoned, and may either be retained by Landlord as its property or be disposed of without accountability, as Landlord may see fit. The provisions of this Section shall survive the termination of this Lease .Further upon termination Tenant shall surrender its current Dallas License for the Premises to Landlord along with all other documents affidavits etc. required by the City of Dallas to allow the cancellation of Tenant’s license instantaneously with the issuance of a new Dallas License for the Premise to Landlord or his designee. To the extent necessary this document shall constitute an irrevocable Power of attorney from Tenant to Landlord or his designee to effectuate the provisions of this subsection.

ARTICLE II

ADDITIONAL RENT

2.1 Additional Rental Obligation. In addition to the rental sum described above, Tenant shall pay the following:

a. Utilities. Tenant shall promptly pay and discharge the cost of all utilities in connection with Tenant’s use of the Leased Premises and Building thereon. In the event that any such utility charge is unpaid, Landlord may, at its option, pay and discharge such charge, notifying Tenant of such payment and forthwith being reimbursed on demand for such payment by Tenant;

b. Taxes. Tenant shall pay, before they become delinquent, any ad valorem taxes, including but not limited to real estate and personal property taxes, waste disposal assessments, or other assessments for public or municipal improvements that are assessed or imposed upon the Leased Premises and Building thereon during the time of the Lease including all such taxes for the year 2007. Landlord shall furnish to Tenant within five days after receipt of any such tax or assessments which shall be levied on the property. Tenant shall promptly pay the real estate and personal property taxes, assessments or other costs imposed upon the land, prior to such obligation becoming delinquent, evidencing an official receipt as paid in full and providing same to Landlord. Tenant shall pay before delinquency any and all taxes on the real estate and personal property which are levied or assessed and/or which become payable during the Lease Term for the year 2007 upon all or any part of the Building, improvements, equipment, furniture, fixtures, and other personal property, although same may be assessed and taxed with the real property. Tenant shall, upon request of Landlord, furnish to Landlord, prior to the date any tax or tax assessment would become delinquent, an official receipt of the appropriate taxing authority, or other evidence satisfactory to Landlord, evidencing the payment thereof.

c. Insurance. Tenant shall procure and maintain, and pay all premiums, fees and charges for the purpose of procuring and maintaining continuously throughout the Term: (i) insurance on the Improvements (including building and fixtures on the Premises) against loss or damage by fire or other casualty with endorsements providing what is commonly known as all risk fire and extended coverage (but not including flood or earthquake coverage), vandalism and malicious mischief insurance, in an amount equal to the full replacement cost thereof; and (ii) general liability insurance(insuring against claims of bodily injury, death or property damage) with a combined single limit of not less than Two Million Dollars ($2,000,000.00) for any bodily injury or property damage(including coverage for liquor liability /Dram Shop claims if liquor is sold or provided on the

Premises), with a deductible that is consistent with Tenant’s insurance practices. Landlord may procure and maintain general liability insurance. All property, casualty and other policies of insurance referred to in this Lease shall include the other party, as their interest may appear, as additional insureds, shall insure such party against liability arising out of the other party’s negligence or, to the extent typically covered by a standard policy of commercial general liability insurance, the negligence of any other person, firm or corporation and contain a contractual liability endorsement for liabilities assumed by the other party under this Lease. All policies procured by Tenant hereunder shall be on standard policy forms issued by insurers of recognized responsibility, rated APlusXII or better by Best’s Insurance Rating Service, qualified to do business in Texas. A certificate of such insurance shall be delivered to the other party prior to the Lease Commencement Date and thereafter not less than fifteen (15) days after the expiration thereof and shall provide that such policy may not be cancelled or modified except upon not less than thirty (30) days written notice to the other. Any insurance required or permitted to be carried pursuant to this paragraph may be carried under a policy or policies covering other liabilities and locations of Landlord or Tenant; provided, however, that such policy or policies shall apply to the property required to be insured as set forth above and, with respect to Tenant, in an amount not less than the amount of insurance required to be carried by Tenant. Landlord shall be named as an additional insured on all such policies and Tenant shall provide proof of same and all insurance required hereunder to Landlord.

d. Licenses. Tenant shall be liable for, and shall pay throughout the Term, all license and excise fees and occupation taxes covering the adult cabaret conducted on the Premises, including but not limited to any specialized certificates of occupancy required.

2.2 Failure of Tenant to Provide Insurance. Should Tenant occupy the Leased Premises without providing the required insurance coverage, Landlord, at its option, may obtain the required insurance coverage and Tenant shall pay the premiums for same as additional rent within five days of the receipt of notice of payment from Landlord.

2.3 Failure to Pay Taxes. Should Tenant fail or refuse to pay any real estate or personal property taxes, waste disposal assessments, or other assessments for public or municipal improvements, Landlord shall elect to pay same, after giving written notice to Tenant of its intent to do so, and Tenant shall reimburse Landlord for the payment as additional rent within five days of the receipt of notice of payment from Landlord.

2.4 Waiver of Subrogation Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, employees and Mortgagees, for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective properties, the Project or the Premises or any addition or Improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and Mortgagees, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, its policies of fire, extended coverage or material damage insurance, written notice of the terms of this mutual waiver, and to have such insurance policies property endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

ARTICLE III

REPAIRS AND MAINTENANCE

3.1 Maintenance.

a. Tenant shall, at its own expense, keep in good repair buildings and fixtures as found on the Leased Premises, including without limitation the heating and air conditioning systems, plumbing, lighting and electrical systems, partitions, exterior and interior doors, windows (including plate glass), fixtures and the interior of walls, floors and ceilings and comply with all governmental requirements as to the condition of the Leased Premises.

b. Exterior maintenance of the Leased Premises shall be provided by Tenant. Tenant, at its sole cost and expense, shall keep the Project, all Improvements constructed thereon, and all alleyways, passageways, sidewalks, curbs, equipment, fences, parking areas (including the surface and striping) and vaults adjoining the Project in good and clean order and condition, ordinary wear excepted, shall not make or suffer any waste or damage thereto, and shall make all necessary repairs, replacements and renewals thereof, interior and exterior, and structural and non-structural. The necessity for and adequacy of the repairs and replacements to the Project made or required to be made pursuant to this Section 3.1 shall be measured by the standards which are appropriate for buildings of similar construction and age in the vicinity of the Premises containing similar facilities. By taking possession of the Premises, the Tenant accepts the Premises as suitable for the purposes for which the same are leased and hereby waives any implied warranties of habitability or fitness for use.

3.2 Liens. Tenant will not create or permit to be created or remain, and will promptly discharge, at its sole cost and expense, any lien, encumbrance or charge upon the Leased Premises and Building thereon or any part thereof or upon Tenant’s leasehold interest therein, which arises out of the use or occupancy of the Leased Premises and Building thereon by Tenant or by reason of any labor and material furnished or claimed to have been furnished to Tenant or by reason of any construction, addition, or alteration, on any part of the Leased Premises by Tenant. Landlord, at its sole option, may cause to be discharged any lien, encumbrance or charge upon the Leased Premises, or any part Thereof or upon Tenant’s leasehold interest therein. Tenant shall immediately pay to Landlord on demand an amount equal to the cost of discharging such interest, plus all fees and expenses reasonably incurred in connection therewith, including, but not limited to reasonable attorney’s fees.

3.2 Construction/Alteration See Addendum A.

ARTICLE IV

OPTION

4.1 First Right of Refusal. Landlord hereby grants to Tenant (VCG) a first right of refusal to purchase the property during the term and any extensions of this Lease Agreement. If Landlord shall desire to sell the Premises (subject to the terms of this Lease), and receives a bona fide offer to purchase, Landlord shall give Tenant written notice of Landlord’s intention to sell Landlord’s interest in the Premises as contained in said offer to purchase. Such notice (“Landlord’s Notice”) shall state the terms and conditions under which Landlord intends to sell its interest. For thirty (30) business days following the giving of such notice, Tenant shall have the option to purchase the Landlord’s interest at the same price and under the same terms as stated in the Landlord’s Notice. A written notice in substantially the following form, addressed to Landlord and signed by Tenant, within the period for exercising the Option, submitted with a bank cashier’s check or money order payable to the order of Landlord in the amount of $100,000.00 (the “Earnest Money”) shall be an effective exercise of Tenant’s Option, to wit:

[DATE]

“We hereby exercise the Option to purchase the property described in the Lease, pursuant to the Right of First Refusal contained in that certain Lease Agreement between us pertaining to said Premises under the terms of Landlord’s Notice “

The closing of such Purchase shall be within sixty (60) days from the date of notice. Such exercise will not abate Rent or any other Obligation in this Lease and same will continue until Closing on said Option.

4.2 Option to Purchase. Landlord hereby grants the Tenant an option to purchase the Leased Premises, at any time on or after the Fifth (5th) year anniversary date of this Lease Agreement, at fair market value but in no event less than Six Million Dollars ($6,000,000.00) provided that Tenant is not in default under the terms of the Lease and the Lease has not otherwise been terminated. In determining fair market value, an appraiser shall be obtained by Tenant, at Tenant’s expense, and shall value the property as an adult cabaret. In the event Landlord is in disagreement with the appraisal provided by Tenant, then in such event Landlord shall obtain an appraiser, at Landlord’s expense, to value the property as an adult cabaret. In the event there is more than a 5% difference in the appraised values between Tenant’s appraisal and Landlord’s appraisal, the parties shall retain a third appraisal, said appraiser to be selected by Tenant’s and Landlord’s two appraisers, for a final appraisal to be performed for a valuation as an adult cabaret, with the cost of the third appraisal being borne by the party whose initial appraisal is farthest from the initial appraisals. If Tenant wishes to exercise such option Tenant shall deliver to Landlord a written notice in substantially the following form, addressed to Landlord and signed by Tenant and given in accordance with the provisions of this Article, within the period for exercising the Option, submitted with a bank cashier’s check or money order payable to the order of Landlord in the amount of $100,000.00 (the “Earnest Money”) shall be an effective exercise of Tenant’s Option, to wit:

[DATE]

“We hereby exercise the Option to purchase the property described in the Lease, pursuant to the Option contained in that certain Lease Agreement between us pertaining to said Premises.”

The closing of such Purchase shall be within sixty (60) days from the date of notice .Such exercise will not abate Rent or any other Obligation in this Lease and same will continue until Closing on said Option. All costs of Sale will be born by Tenant.

4.3 Right of Reversion. Should Tenant or its assigns fail or refuse to exercise its option to purchase as herein described, and the term of the Lease or any extensions thereof end, then the title and ownership of the Improvements (including the building), Fixtures and Personal Property related to 10250 Shady Trail Dallas, Texas and the Leased Premises shall revert back to the Landlord. At the expiration of the Term, Tenant, if requested by Landlord, shall execute any and all documents necessary to evidence that ownership and title to the aforementioned Improvements (including the building), Fixtures and Personal Property is in Landlord and to extinguish and remove any cloud or potential cloud on the title to the Premises and/or the Improvements

ARTICLE V

LOSS OR DESTRUCTION

5.1 Loss or Destruction. Pursuant to an Agreement and Plan of Reorganization dated February 9, 2008, having an Effective Time as defined in said Agreement and Plan of Reorganization (“Plan”), VCG will purchase the building currently erected on the Leased Premises. Should the building be destroyed or damaged by fire or other disaster, Tenant shall upon timely notice to Landlord of said Loss or Destruction have the option as follows:

a. rebuild subject to Addendum A hereto the building in a quality and manner at least as good as the quality and manner of the building as of the Effective Time of the Plan. The work of repair or restoration, which shall be completed with due diligence, shall be commenced within a reasonable time after the damage or loss occurs; or

b. pay the insurance proceeds received for the destruction or loss of the building to Landlord, unless Tenant shall exercise the options contained in Article IV hereof and terminates this Lease in compliance with all obligations arising from said termination herein.

Neither Monthly Rent nor any other rental hereunder shall abate while the Improvements are being repaired or restored; provided, however, in the event the Leased Premises cannot be used for the operation of the business due to the extent of the loss or destruction there shall be a 120 day abatement in Monthly Rent due under the Lease and there shall be a corresponding extension of the lease term not to exceed four (4) months.

ARTICLE VI

EARLY TERMINATION

6.1 Right to Terminate. Landlord hereby grants Tenant the limited right to early termination of the Lease Agreement herein, at the option of Tenant, should the Leased Premises lose the right to operate as an adult cabaret due to a change in local, state, or federal law which prevents the location of the Premises from being used as an adult cabaret. The early termination rights herein are solely provided and may only be exercised in the event Tenant has lost the use of the Leased Premises and Building and Improvements for the permitted use as an adult cabaret through a change in local, state, or federal law which prevents the location of the Premises from being used as an adult cabaret. Tenant has no other early termination right. It is expressly understood by Landlord and Tenant that Tenant shall not be allowed early termination for its loss of use of the Leased Premises as an adult cabaret as a result of Tenant’s actions and inactions, during the operation of the Business, which result in the loss of the ability to use the Leased Premises as an adult cabaret.

ARTICLE VII

CONDEMNATION

7.1 Condemnation/Eminent Domain.

a. Condemnation. If the Leased Premises are taken by any authorized entity by eminent domain or by private sale to a governmental authority under the threat thereof, or if part of the Leased Premises is taken so as to substantially interfere with the use thereof, then Tenant shall have the option, to be exercised within sixty (60) days after the taking, to terminate this Lease by notice to Landlord, which termination shall be deemed to be effective as of the date the condemning authority takes title or possession, whichever first occurs, and all rentals shall be paid up to that date. In such an event all ownership and title to the Improvements (including building), Fixtures and Personal Property revert back to Landlord and Landlord. Nothing herein shall prevent Tenant from seeking any award due it as a result of the loss of its leasehold interest, and Landlord shall be entitled to all awards/condemnation proceeds due him for the loss of the building, property and income therefrom.

b. Rights in Awards. In the event Tenant does not exercise his right to terminate the Lease, Landlord and Tenant will be entitled to share any condemnation award according to their respective interests.

c. Apportionment of Partial Award. If there occurs a Partial Taking and Tenant elects not to terminate the Lease, Landlord and Tenant shall be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings, or as may be otherwise agreed, taking into consideration the fact that Landlord’s interest in the premises is limited to the Land, as encumbered by this Lease, a reversionary interest in the Improvements (including building), Fixtures and Personal Property upon the expiration of the Term or termination of the Lease, and the right to receive rent hereunder. If the Premises shall be restored as herein provided, Tenant shall first be entitled to recover the costs and expenses incurred in such restoration out of any such award. Thereafter, if the condemning authority does not make separate awards and the parties are unable to agree as to amounts that are to be allocated to the respective interests of Landlord and Tenant, then each party shall select an independent M.A. I. real estate appraiser (an “Appraiser”). Each appraiser shall separately determine the amount of the balance of the condemnation award that is to be allocated to the interests of Landlord and Tenant. If the percentage of the balance of the total award each Appraiser allocates to Landlord (a) are within ten (10%) of each other, the two (2) allocations shall be averaged and such average shall be the final allocation of the award, or (b) are not within ten (10%) of each other, the two Appraisers shall then select a third Appraiser who shall independently allocate the award between Landlord and Tenant, and the middle of such three (3) allocations shall be the final allocation of the award.

ARTICLE VIII

ENVIRONMENTAL/HAZARDOUS SUBSTANCES

8.1 Discharge. “Discharge” shall mean the releasing, spilling, leaking, leaching, disposing, pumping, pouring, emitting, emptying, dumping, presence, use, handling, treatment, manufacture, transportation, generation, storage or sale of Hazardous Substances at, in, on, under or emanating to or from the Premises, the Common Areas or the Development, directly or through migration, or the threat thereof, regardless of whether the result of an intentional or unintentional act or omission.

8.2 Environmental Documents. “Environmental Documents” shall mean all environmental documents in the possession or under the control of the producing party concerning the Premises, the Common Areas or the Development, and their environs, including without limitation, all sampling plans, cleanup plans, preliminary assessment plans and reports, site investigation plans and reports, remedial investigation plans and reports, remedial actions plans and reports, or the equivalent, sampling results, sampling result reports, data, diagrams, charts, maps, analysis, conclusions, quality assurance/quality control documentation, correspondence to or from any Governmental Authority, submissions to any Governmental Authority and directives, orders, approvals and disapprovals issued by any Governmental Authority.

8.3 Environmental Law or Laws. “Environmental Law” or “Environmental Laws” shall mean each and every applicable federal, state, regional, county or municipal environmental or health safety statute ,ordinance, rule, regulation, order, code, directive or requirement, relating to the environment, Hazardous Substances or health or safety, including without limitation the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act, as amended 42 U.S.C. §9601 et seq.; the Water Pollution and Control Act, 33 U.S.C. §1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Clean Water Act, 33 U.S.C. §1251 et seq.; the Clean Air Act, 42 U.S.C. §7401 et seq.; and the Tank Laws (as defined below), now or hereafter existing, together with all successor statutes, ordinances, rules, regulations, orders directives, or requirements now or hereafter existing.

8.4 Governmental Authority. “Governmental Authority” shall mean the federal, state, regional, county or municipal government, or any department, agency, bureau or other similar type body obtaining authority therefrom or created pursuant to any applicable statutes, ordinances, rules, regulations, orders, codes, directives or requirements now or hereafter existing.

8.5 Hazardous Substance or Hazardous Substances. “Hazardous Substance” or “Hazardous Substances” shall mean any substance, material, waste, toxic substance, hazardous substance, hazardous waste, solid waste, pollution, pollutant, irritant or contaminant, including without limitation, petroleum, petroleum byproducts or derivatives, asbestos, polychlorinated biphenyls, mold or other bacterial matter, as defined, listed or referred to in any Environmental Law, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof. Hazardous Substances shall not include Hazardous Substances used in the Tenant’s customary business operations provided same are used in such quantities and handled in such manner as allowed/required under applicable Environmental Laws.

8.6 Environmental Notice. Environmental Notices” shall mean, in addition to its ordinary meaning, any communications of any nature, whether in the form of correspondence, memoranda, order, directives or otherwise.

8.7 Remediate or Remediation. “Remediate” or “Remediation” shall mean all actions to investigate and clean up or respond to any known, suspected or threatened Discharge of a Hazardous Substance, including without limitation; environmental investigation, monitoring and sampling; installation, maintenance and removal of monitoring wells; removal, treatment, neutralization or containment of any Hazardous Substance; storage of excavated materials; and installation, maintenance, storage and removal of machinery and equipment used in connection with the Remediation, to the extent necessary to comply with the applicable Environmental Laws.

8.8 Tank Laws. “Tank Laws” shall mean all federal, state, regional, county, or municipal environmental statutes, ordinances, rules or regulations relating to the underground storage tanks, including, without limitation, the Federal Underground Storage Law, subtitle 1 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901 et seq. together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, and any successor legislation and regulations.

8.9 Underground Storage Tanks. “Underground Storage Tanks” shall have the meaning ascribed in such term under the Tank Laws, and shall also include unregulated underground storage tanks used to store Hazardous Substances.

8.10 General Environmental Compliance Clauses

a. Presence and Use of Hazardous Substances. Neither Tenant nor Tenant’s agents or contractors shall, without Landlord’s prior written consent, keep any Hazardous Substances on or about the Premises, the Common Areas or the Development, in violation of Environmental Laws.

b. Tenant’s Compliance with Environmental Laws. Tenant shall at Tenant’s own expense, comply with any applicable transaction triggered Environmental Laws, but only in the event of a closing of Tenant’s operations or transfer of Tenant’s operations or change in the ownership of Tenant. If such compliance, becomes necessary due to any action or omission of Landlord, or any third party other than Tenant, including, without limitation, a trigger of a transaction triggered Environmental Law due to a change in ownership of the Premises or the Development, or a change in ownership of Landlord, then Landlord shall, at Landlord’s own expense, promptly comply with such transaction triggered Environmental Law. Notwithstanding anything in the contrary set forth in this Section, and regardless of whether such compliance is triggered by Landlord or Tenant, Tenant, shall only be responsible to investigate and Remediate Hazardous Substances at the Premises in the most cost effective manner possible under the circumstances to comply with applicable Environmental laws, and only to the extent that the Hazardous Substances were Discharged by Tenant or Tenant’s employees, agents or contractors. In all other respects, Landlord shall, at Landlord’s own expense, and without interfering with the ongoing business operations of Tenant in a commercially unreasonable manner, promptly comply with such transaction triggered Environmental Laws, including without limitation taking all other action required by applicable Environmental Laws with respect to any Discharge of Hazardous Substances. Landlord hereby represents that to the best of his knowledge that as of the date of execution of this Lease there exists no violation of Environmental Laws as that term is defined herein, provided however, if such violation arises as a result of any act prior to the date of the execution of this Lease, Landlord shall be responsible for any and all costs associated with such violation or remedy: provided further, nothing herein shall be construed to prevent Landlord from seeking contribution and indemnity from prior (i) title holders; (ii) tenants; (iii) any other generator as that term is used in the definition of Environmental Laws; or (iv) any other polluter.

c. Information to Tenant. At no expense to Tenant, Landlord shall promptly provide all information reasonably requested by Tenant or any applicable Governmental Authority with respect to Tenant’s obligations under this Section, and shall promptly sign such affidavits, submissions and other documents reasonably requested by Tenant or any applicable Governmental Authority.

d. Notice of Meetings. Tenant shall use commercially reasonable efforts to notify Tenant in advance of all meetings scheduled by Landlord or Landlord’s agents or contractors with any Governmental Authority with respect to the Premises, the Common Area or the Development and shall have the right to attend and participate in all such meetings.

ARTICLE IX

GENERAL PROVISIONS

9.1 Quiet Enjoyment. Tenant shall, provided Tenant shall not be in default hereunder, be permitted to peaceably and quietly hold and enjoy the Leased Premises during the term hereof.

9.2 Access to Premises. Landlord, its agents, servants, or employees may enter the Premises at reasonable times with reasonable advance notice to Tenant (or an authorized employee of Tenant at the Premises), and at any time, upon reasonable notice to Tenant under the circumstances, in an emergency, to do the following: inspect the Premises; comply with all laws, orders, ordinances and requirements of any governmental unit or authority for which Landlord may be responsible under this Lease, if any; show the Premises to prospective lenders or purchasers and, during the ninety (90) days immediately prior to the expiration of this Lease if Tenant declines to renew for an additional term in accordance with the provisions of this Lease, to prospective tenants, but only if all such showings are accompanied by a representative of Tenant if so requested by Tenant; or post (on the Development, but not within or at the entrance of the Premises) for sale or for lease signs; provided; however, that all such entries shall be completed promptly in a good workmanlike manner so as to cause the least practical interference to Tenant’s business and Tenant’s use of the Premises. In all events, Landlord shall use commercially reasonable efforts to minimize interference with the Premises and Tenant’s business operations thereon. If Landlord’s entry materially and substantially interferes with the conduct of Tenant’s business and/or cause damage to Tenant’s property (and the entry is not needed because of Tenant’s default, negligence or willful misconduct), then in such event the rent and any sums due and payable as additional rents, shall abate in proportion to the extent of the interference and Landlord shall be liable for any damage to Tenant’s property.

9.3 Mutual Indemnification. Subject to the waiver of subrogation provision, Tenant agrees to indemnify and hold Landlord harmless from any and all losses, damages,

liability, or expenses (including reasonable attorneys’ fees) incurred by Landlord, arising from loss of life, personal injury and/or property damage, caused by or resulting from, in whole or in part, any negligent act or omission or intentional misconduct of Tenant or any officer, agent, contractor or employee of Tenant in the Development, in connection with Tenant’s use of occupancy of the Premises. Subject to the waiver of subrogation provision, Landlord agrees to indemnify and hold Tenant harmless from any and all losses, damages, liability, or expenses (including reasonably attorneys’ fees) incurred by Tenant, arising from loss of life, personal injury and/or property damage, caused by or resulting from, in whole or in part, any negligent act or omission or intentional misconduct of Landlord or any officer, agent, contractor or employee of Landlord, in connection with Landlord’s management and operation of the Leased Premises.

9.4 Concurrent Negligence. Notwithstanding the provisions of Mutual Indemnification above, in the event of the concurrent negligence or intentional misconduct of Tenant, its agents, employees, sublessees, or contractors on the one hand and that the Landlord, its partners, directors, officers, agents, employees, or contractors on the other hand, which concurrent negligence or intentional misconduct results in injury or damage to persons or property and relates to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of the Leased Premises, a party’s (the “Indemnifying Party”) obligation to indemnify the other shall be limited to the extent of the Indemnifying Party’s negligence and/or intentional misconduct, and that of its agents, employees, sublessees, or contractors, including the Indemnifying Party’s proportionate share of reasonable costs, attorneys’ fees, and expenses incurred in connection with any claim, action, or proceeding brought with respect to such injury or damage.

9.5 Tenant’s Default.

a. Default. The occurrence of any one or more of the following events shall constitute a default of this Lease by Tenant (a “Tenant Default”): (a) the failure by Tenant to make any payment of Monthly Rent, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of fifteen (15) days after Tenant’s receipt of written notice thereof by Landlord to Tenant; provided that if Tenant fails to pay Monthly Rent or any other payment required to be made by Tenant hereunder on time more than two (2) times in a twelve (12) month period, a Tenant Default shall occur notwithstanding that such payments have been made within the applicable cure period; (b) the failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in subsection (a) above, where such failure shall continue for a period of thirty (30) days after Tenant’s receipt of written notice thereof by Landlord provided that if such cure reasonably requires more than thirty (30) days to complete, then Tenant shall not be in default if Tenant shall promptly commence the cure of such Tenant Default and diligently pursues such cure to completion; (c) the making by Tenant of a general assignment or general arrangement for the benefit of creditors; the filing of a voluntary bankruptcy petition by Tenant. If an involuntary bankruptcy petition against Tenant has been filed and is not contested, dismissed, or stayed within sixty (60) days of filing); or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not contested, discharged, or stayed in thirty (30) days after appointment of said trustee or receiver, provided however, if a final order adjudicating the tenant as being bankrupt or appointing a trustee or receiver shall have been entered pursuant to 11 U.S.C. §303 such order shall be an event of default hereunder, or the filing of a petition for the appointment of same by the Tenant, whichever shall first occur and (d) failure to maintain the premises as an adult cabaret in continuous operation, subject to the provisions of Article VI. Notwithstanding anything in this provision which may be construed to the contrary, Tenant, in the event of an involuntary bankruptcy petition against it, has the right to contest an order for relief prior to entry of or defeating the entry of same.

b. Remedies in Default. On the occurrence of the Tenant Default and after the applicable notice and cure period, and subject to terms and conditions provided herein, Landlord may, without limiting Landlord in the exercise of any other right or remedy that Landlord may have at law or in equity by reason of such default, the remedies of Landlord hereunder being cumulative and not exclusive of one another: (a) perform on Tenant’s behalf, any unperformed covenant or obligation hereunder constituting such Tenant Default (after giving Tenant written notice of Landlord’s intention to do so except in the case of emergency), in which event Tenant shall reimburse Landlord for all expenses reasonably incurred by Landlord in doing so, plus interest at the Default Rate, which expenses and interest shall be additional rent and shall be payable by Tenant immediately on demand therefore by Landlord; and/or (b) terminate this Lease and collect liquidated damages from Tenant in an amount equal to (i) the sum of all amounts due hereunder to the date of termination; plus (ii) the aggregate rent remaining over the unexpired portion of the Term, plus the reasonable cost to Landlord of any repairs required to comply with Tenant’s obligations, all reduced to present value using a discount rate equal to the interest rate of a governmental security having a mutual closest to the then current expiration of the Term; less (iii) the aggregate fair net rental value of the Premises over the remaining portion of the Term (provided, however, a reasonable period of time, not to exceed twenty four (24) months, may be considered as a leasing period by which the Premises would not be leased and therefore no income would be realized for such period) reduced to present value at the above specified discount rate; plus (iv) Landlord’s costs and expenses incurred in the enforcement hereof including reasonable attorneys fees as herein provided, or (c) maintain Tenant’s right to possession, in which case this Lease shall continue in effect and Landlord shall be entitled to enforce all of Landlord’s right and remedies under this Lease, include the right to recover the Rent and other amounts payable hereunder as they become due hereunder.

9.6 Landlord Disclaimer. Except as may be otherwise in this Lease expressly provided, the Premises is being leased “AS IS,” with Tenant accepting all defects, if any; and except as otherwise in the Lease expressly provided, Landlord makes no warranty of any kind, express or implied, with respect to the Premises (without limitation, Landlord makes no warranty as to the habitability, fitness or suitability of the Premises for a particular purpose). This section is subject to any contrary requirements under applicable law, however, in this regard Tenant acknowledges that it has been or is being given the opportunity to inspect the Premises and to have qualified experts inspect the Premises prior to the execution of this Lease. Landlord is not in receipt of any notice from any governmental authority regarding a negative environment issue with respect to the Leased Premises and knows of no negative environment issue with respect to the Leased Premises.

9.7 Brokerage Commission. Landlord and Tenant warrant and represent that they have not dealt with any real estate broker or salesman in connection with this Lease. Landlord and Tenant further represent they have dealt with no other person that would create any liability for the payment of a commission by the other party. The party who breaches this warranty shall defend, hold harmless, and indemnify the non-breaching party from any claims or liability arising form the breach.

9.8 Choice of Law. This Lease shall be governed by the laws of the State of Texas. Venue of any legal proceedings/arbitration shall be in Dallas, Dallas County, Texas.

9.9 Authority to Execute. Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid, binding, and enforceable agreement of Tenant in accordance with the terms hereof. Landlord represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Landlord, and constitutes the valid, binding and enforceable agreement of Landlord in accordance with the terms hereof.

9.10 No Construction Against Drafting Party. Landlord and Tenant acknowledge that each of them and their respective counsel have had an opportunity to review this Lease and that this Lease shall not be construed for or against either party merely because such party prepared or drafted this Lease or any particular provision thereof.

9.11 Number of Execution Copies/Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

9.12 Prior Agreement. THIS LEASE CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND ANY AND ALL ORAL AND WRITTEN AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS, WARRANTIES, PROMISES, AND STATEMENTS FO THE PARTIES HERETO AND THEIR RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, AGENTS, AND BROKERS WITH RESPECT TO THE SUBJECT MATTER OF THE LEASE, AND ANY MATTER COVERED OR MENTIONED IN THIS LEASE SHALL BE MERGED IN THIS LEASE AND NO SUCH PRIOR ORAL OR WRITTEN AGREEMENT, UNDERSTANDING, REPRESENTATION, WARRANTY, PROMISE, OR STATEMENT SHALL BE EFFECTIVE OR BINDING FOR ANY REASON OR PURPOSE UNLESS SPECIFICALLY SET FORTH IN THIS LEASE. NO PROVISION OF THIS LEASE MAY BE AMENDED OR ADDED TO EXCEPT BY AN AGREEMENT, IN WRITING, SIGNED BY THE PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS IN INTEREST. THIS LEASE SHALL NOT BE

EFFECTIVE OR BINDING ON ANY PARTY UNTIL FULLY EXECUTED BY BOTH PARTIES HERETO.

9.13 Acceptance. The submission of this Lease to Tenant does not constitute an offer to lease. This Lease shall become effective only upon the execution and delivery thereof by both Landlord and Tenant.

9.14 Consent. Except where otherwise expressly provided for in this Lease any consent or approval required under this Lease, pursuant to the terms of this Lease, may not be unreasonably withheld, conditioned, or delayed.

9.15 Attorneys’ Fees. Should either party be required to engage an attorney to enforce this Agreement, or the arbitration section as set forth below, the prevailing party shall receive all reasonable cost of enforcement, including, but not limited to reasonable attorney’s fee.

9.16 a. Notices. Any notice required or permitted to be given to party under the provisions of this Lease shall be deemed valid only if given in writing and (i) delivered personally or (ii) sent via United States Certified Mail, Return Receipt Requested, with postage prepaid or, (iii) sent via Federal Express or other similar nationally recognized overnight courier to the recipient for next business day delivery and addressed by the sender to the intended recipient:

If to VCG Corporation:

Troy Lowry

390 Union Blvd., Suite 540

Lakewood, CO 80228

Copy to:

Michael Ocello

1401 Mississippi Ave., Suite 10

Sauget, IL 62201

Copy to:

Martin A. Grusin

The Law Offices of Martin A. Grusin P.C.

780 Ridge Lake Blvd., Suite 202

Memphis, TN 38120

If to Landlord:

Duncan Burch

P.O. Box 542225

Dallas, TX 75454

Copy to:

Charles Quaid

Quaid & Quaid, LLC

Campbell Center II, Suite 600

8150 N. Central Expressway

Dallas, TX 75206

b. All references to days for Notice contained in this Lease shall mean Business Days, provided however, this provision shall not apply to Section 1.9.

c. All notices are only deemed effective upon ACTUAL receipt.

9.17 Successors. This Lease binds and inures to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

9.18 Recordation. Tenant and Landlord shall join in the execution of a short form Memorandum of Lease for purposes of recordation.

9.19 Estoppel Certificate. Landlord and Tenant agree that from time to time upon not less than ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying that (a) this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and identifying the modifications), (b) the dates to which the rent and other charges have been paid, and (c) that so far as the person making the certificate knows, Landlord is not in default under any provision of this Lease and, if Landlord is in default specifying each such default of which the person making the certificate may have knowledge, it being understood that any such statement so delivered may be relied upon by Landlord, or any successor or assignee or interest of Landlord, or any prospective purchaser, mortgagee, or any assignee or any mortgage on the Leased Premises. Landlord also expressly agrees that this Lease shall not be subordinate to any mortgage that Landlord may grant on the Leased Premises subsequent to the date of execution of this Lease, and that no estoppel certificate so requested shall require such subordination and shall confirm that this Lease shall not be so subordinated.

9.20 Waiver of Covenants. No waiver of any condition or covenant of this Lease shall be deemed to imply or constitute a further waiver of the same or any other like condition or covenant, and nothing therein contained shall be construed to be a waiver on the part of Landlord of any right or remedy at law or otherwise, and all of Landlord’s remedies herein provided for shall be deemed to be cumulative. A modification or amendment of this Lease will be valid and effective only if it is in writing signed by each of the parties.

9.21 Headings. The headings used in this Lease are inserted for convenience and are not to be considered in the construction of the provisions of this Lease.

9.22 Covenants Run With Land. During the term of this Lease, all covenants and agreements contained in this Lease shall be construed as covenants running with the land,

and all rights and powers given to and obligations imposed upon the respective parties shall be construed as inuring to and binding upon the successors in interest and the permitted assigns of the parties hereto, respectively.

9.23 Time of Essence. Time is of the essence with respect to the performance of the parties’ obligations under this Lease.

9.24 Condition Precedent. This Lease is expressly contingent upon the execution of and payment of the Purchase Price under that certain Agreement and Plan of Reorganization dated February 9, 2008, to be effective on the Effective Time as defined in said Agreement and Plan of Reorganization by and among VCG Holding Company, a Colorado corporation and TTNA, Inc., a Texas corporation. Absent execution of and payment of the Purchase Price under the aforementioned Agreement and Plan of Reorganization, this Lease is void ab initio, does not bind the parties and does not create any right, claim or liability by or between the parties hereto.

9.25 Right of Offset. Notwithstanding anything contained herein to the contrary, the Tenant or his assigns or subtenants shall have the right of offset against any sums due hereunder as a result of Duncan Burch’s (Landlord/Controlling Shareholder) or his assigns default of all or any terms of this Lease or Agreement and Plan of Reorganization stated above in Section 9.24 to the extent of damages incurred. The right of offset shall not be exercised until the arbitration procedures set forth in Section 9.27 have been exhausted.

9.26 Limitation of Damages. No party shall be liable to any other party for any special or punitive damages, whether at law or equity.

9.27 Arbitration. Each of the parties hereto agrees to submit to binding arbitration any and all differences and disputes which may arise between them, their heirs, successors, assigns, employees, officers, directors, affiliates, subsidiaries, or shareholders who are related to this Agreement. Prior to initiating arbitration, the parties shall first meet face-to-face to effect a resolution of the differences. Any differences which the parties are unable to resolve in said face-to-face meeting shall be heard and finally settled at a mutually agreed upon location by the parties, by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association. If the parties do not agree upon a location, the arbitration proceeding shall be conducted in Dallas, Texas. Any award entered in any such arbitration shall be final, binding, and may be entered and enforced in any court of competent jurisdiction. The arbitrator shall make such orders and conduct and schedule all proceedings in connection with the arbitration so that final arbitration commences no less than thirty (30) days and concludes no later than seventy-five (75) days after a party files the initial notice of arbitration, and so that the final arbitration award is made and delivered to the parties within ninety (90) days after the filing of the initial notice of arbitration. The cost of such arbitration shall be apportioned as determined by the arbitrator, in any manner determined by him/her based upon the fault or lack thereof by the respective parties. If the cost of such arbitration is not apportioned by the arbitrator, then the cost shall be borne equally between the parties hereto. Nothing herein contained shall be construed as preventing any party from instituting legal or equitable action against any of the other parties for temporary or similar provisional relief to the full extent permitted under the laws applicable to this Agreement, or any such other written agreement between the parties or the performance hereof or thereof or otherwise pending final settlement of any dispute, difference or question by arbitration. Any such provisional relief may be modified or amended in any way by the arbitrator at any time after his appointment.

/s/ MO	/s/ DB
Initials	Initials

9.28 No Joint Venture. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or partnership or of joint venture between parties hereto, it being understood and agreed that neither the method of computation of rent, not any other provision contained herein, no any acts of the parties hereto, shall be deemed to create any relationship between the partied hereto other than the relationship of Landlord and Tenant.

9.29 For Lease. At any time within the final one hundred eighty (180) days of the Term of this Lease, Landlord may place a reasonable “For Lease” (or comparable language) sign on the Property and may enter the Premises to show same to prospective tenants. At all reasonable times during the Term of this Lease, Landlord may enter the Premises to show shame to prospective purchasers and mortgagees.

9.30 Sexually Oriented Business License. Tenant (and its parent corporation and affiliated entities), nor any officer, director, or any family member of same, director of same shall not apply for nor hold a Sexually Oriented Business License or a liquor license for any business or property (other than Leased Premises) or operate a gentlemen’s nightclub within 1,000 feet of the Leased Premises during the term of this Lease and for one (1) year following the termination of this Lease without the consent of Landlord.

ARTICLE X

LANDLORD’S LIEN

LANDLORD HAS A CONTRACTUAL LIEN FOR UNPAID RENT THAT IS DUE AND THE LIEN ATTACHES TO NON-EXEMPT PROPERTY AS DEFINED BY SECTION 54.042 OF THE TEXAS PROPERTY CODE THAT IS IN THE LEASED PREMISES OR Tenant HAS STORED IN A STORAGE ROOM. IT IS EXPRESSLY AGREED THAT, IN THE EVENT OF DEFAULT BY TENANT UNDER THIS LEASE, LANDLORD SHALL HAVE A LIEN UPON ALL GOODS, CHATTELS, OR PERSONAL PROPERTY OF ANY DESCRIPTION BELONGING TO TENANT THAT ARE PLACED IN, OR BECOME A PART OF, THE LEASED PREMISES, AS

SECURITY FOR RENT DUE AND TO BECOME DUE FOR THE REMAINDER OF THE CURRENT LEASE TERM. THIS LIEN SHALL NOT BE IN LIEU OF, OR ANY WAY AFFECT, THE STATUTORY LANDLORD’S LIEN GIVEN BY LAW BUT SHALL BE IN ADDITION TO THAT LIEN, AND TENANT GRANTS TO LANDLORD A SECURITY INTEREST IN ALL PERSONAL PROPERTY PLACED IN OR ON THE LEASED PREMISES FOR PURPOSES OF THIS CONTRACTUAL LIEN. THIS ORDINARY COURSE OF BUSINESS FREE OF SUCH LIEN TO LANDLORD. IF LANDLORD EXERCISES THE OPTION TO TERMINATE THE LEASEHOLD, REENTER, AND RELET THE PREMISES, AS PROVIDED IN THE PRECEDING PARAGRAPH, AND GIVES TENANT REASONABLE NOTICE OF ITS INTENT TO TAKE POSSESSION OF TENANT’S PROPERTY ON THE PREMISES AND AN OPPORTUNITY FOR A HEARING ON THE MATTER, LANDLORD MAY TAKE POSSESSION OF ALL OF TENANT’S PROPERTY ON THE PREMISES. AFTER GIVING TENANT REASONABLE NOTICE OF THE TIME AND PLACE OF ANY PUBLIC SALE OR OF THE TIME AFTER WHICH ANY PRIVATE SALE IS TO BE MADE, LANDLORD MAY THEN SELL THE PROPERTY AT PUBLIC OR PRIVATE SALE AFTER TEN DAYS WRITTEN NOTICE TO TENANT, FOR CASH OR ON CREDIT, FOR SUCH PRICES AND TERMS AS LANDLORD DEEMS BEST, WITH OR WITHOUT HAVING THE PROPERTY PRESENT AT THE SALE. THE PROCEEDS OF THE SALE SHALL BE APPLIED FIRST TO THE NECESSARY AND PROPER EXPENSE OF REMOVING, STORING, AND SELLING SUCH PROPERTY, THEN TO THE PAYMENT OF ANY RENT DUE OR TO BECOME DUE UNDER THIS LEASE, WITH THE BALANCE, IF ANY, TO BE PAID TO TENANT.

IN WITNESS WHEREOF, the parties have executed or have caused this Lease to be executed on February 9, 2008, to be effective as of the Effective Time as defined in the Agreement and Plan of Reorganization executed simultaneously by the parties hereto.

LANDLORD:

/s/ Duncan Burch
DUNCAN BURCH

TENANT:
VCG HOLDING CORP.

BY:	/s/ Micheal Ocello
ITS:	President

VCG-DB LLC

BY:	/s/ Micheal Ocello
ITS:	V. President

EXHIBIT A

[Description of Property]

MEMORANDUM OF DEED OF GROUND LEASE

AND KEY PROVISIONS SUMMARY

Effective Date:	____________, 2008

Landlord:	Duncan Burch

Tenant:	VCG Holding Corp., a Colorado corporation VCG-BD, LLC, a Texas limited liability company

Land and Leased Premises:	10250 Shady Trial Dallas, Texas 75220

Notices:

Landlord: Duncan Burch

P. O. Box 542225

Dallas, Texas 75354

Copy to: Charles Quaid

Quaid & Quaid, LLC

Campbell Center II, Suite 600

8150 N. Central Expressway

Dallas, TX 75206

Tenant: VCG Holding Corp.

c/o Troy Lowry

390 Union Blvd., Suite 540

Lakewood, CO 80228

Copy to: Martin A. Grusin

780 Ridge Lake Blvd., Suite 202

Memphis, TN 38120

Copy to: Micheal Ocello

1401 Mississippi Avenue #10

Sauget, IL 62201

Tenant: VCG-BD, LLC

c/o Troy Lowry

390 Union Blvd., Suite 540

Lakewood, CO 80228

Copy to: Martin A. Grusin 780 Ridge Lake Blvd., Suite 202 Memphis, TN 38120 Copy to: Micheal Ocello 1401 Mississippi Avenue #10 Sauget, IL 62201

Lease Commencement Date:	_______________, 2008

Rent Commencement Date:	_______________, 2008

Expiration Date (Initial Term):	________________, 2013

Lease Term:	Initial Term: 5 years (Section 1.1) Renewal Terms: 4 terms of 5 years each (Section 1.2)

Broker:	None

Exhibits:	Exhibit “A” - Legal Description

Addendums	Addendum A – Construction of Improvements

ADDENDUM A

CONSTRUCTION OF IMPROVEMENTS

A.1 Construction of the Improvements shall be undertaken in compliance with, and Tenant hereby covenants that it will comply with, each of the following provisions:

A.1.1 The construction of the Improvements shall be undertaken under the supervision of an architect or engineer selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, and shall be undertaken in accordance with detailed plans and specifications prepared by such architect or engineer, and approved by Landlord, which approval shall not be unreasonably withheld. Moreover, in the event the Landlord does not advise Tenant of its disapproval of the Plans and Specifications within five (5) days after Landlord’s receipt of same, it shall be deemed that Landlord approves such Plans and Specifications.

A.1.2 The construction of the Improvements shall be undertaken with reasonable diligence and dispatch in a first-class manner and with first-class materials and workmanship.

A.1.3 Before construction of the Improvements is commenced, Tenant shall procure, at its expense, all necessary licenses, permits, approvals and authorizations from all Governmental Authorities and shall on written demand deliver photocopies thereof to Landlord. Upon Tenant’s request, Landlord shall join in the application for such licenses, permits, approvals and authorizations whenever such action is necessary, and Tenant covenants that Landlord will not suffer, sustain or incur any costs, expenses or liability by reason thereof.

A.1.4 Promptly after the completion of the construction of Improvements, Tenant shall procure, at Tenant’s expense, (i) all such approvals by Governmental Authorities, if any, of the completed Improvements as may be required by any applicable law or ordinance or any applicable rule or regulation of Governmental Authorities and all insurance organizations approvals, if any, as may be required or customary in connection therewith, and, on written demand, shall deliver photocopies thereof to Landlord;(ii) certificates from the contractor and architect addressed to the Landlord certifying that the Improvements as completed have been constructed substantially in accordance with the plans and specifications.

A.1.5 The construction of the Improvements shall not create any encroachments upon any adjoining street or property.

A.1.6 Tenant, on written demand, shall promptly deliver to Landlord a copy of the final survey of the Project showing the completed Proposed Improvements and demarcating the boundaries of the Premises.

A.1.7 The Tenant shall construct the Improvements in accordance with applicable building codes and zoning ordinances, and will not encroach over any easements or set-back lines, if any, affecting the Property.

A.2 Landlord, at the request of Tenant, shall join in the execution of any easement agreement required by any Governmental Authority or public or private utility company in connection with the construction of the Improvements.

A.3 The Landlord shall have the right to regularly inspect the construction as it progresses and to consult with the contractor and the architect as to such construction.

A.4 The Improvements constructed upon the Premises shall be subject to the Ground Lease dated _______-.

CHANGES AND ALTERATIONS BY TENANT

B(1) Tenant shall have the right ,if approved by Landlord, which approval shall not be unreasonably withheld, from time to time during the Term to make, at its expense, changes and alterations in or of the Improvements, provided that no Event of Default shall then exist hereunder, and subject in all cases to the further provisions of this ADDENDUM and to all other applicable provisions of this Lease

B(2) No change or alteration shall be made except in compliance with, , and Tenant hereby covenants that it will comply with, each of the following provisions:

(i) All changes and alterations shall be made with reasonable diligence and dispatch in a first-class manner and with first-class materials and workmanship.

(ii) Before any changes or alterations are begun, Tenant shall procure, at its expense, all necessary licenses, permits, approvals and authorizations from all Governmental Authorities and shall, on demand, deliver photocopies thereof to Landlord. Upon Tenant’s request, Landlord shall join in the application for such licenses, permits, approvals and authorizations whenever such action is necessary, and Tenant covenants that Landlord will not suffer, sustain or incur any cost, expense or liability by reason thereof.

(iii) Promptly after the completion of any change or alteration, Tenant shall procure, at Tenant’s expense, all such approvals by Governmental Authorities, if any, of the completed change or alteration as may be required by any applicable law or ordinance or any applicable rule or regulation of Governmental Authorities, and, all such insurance organizations approvals, if any, as may be required or customary in connection therewith, and on written demand, shall promptly deliver photocopies thereof to Landlord.

(iv) No change or alteration shall create any encroachment upon any street or upon any property adjacent to the Premises.

B(3) Notwithstanding anything contained herein to the contrary, this Addendum shall not apply to any cosmetic changes which do not require construction permits.